Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER ACHIEVES RECORD SALES, EARNINGS AND CASH FLOW FOR FULL-YEAR 2009
Company Provides Financial Outlook for Full-Year 2010 Including Double-Digit Earnings Growth
     DEERFIELD, Ill., January 28, 2010 — Baxter International Inc. (NYSE:BAX) today reported strong performance for the fourth quarter of 2009, and provided its financial outlook for the first quarter and full-year 2010.
     Baxter reported net income of $572 million, an increase of 1 percent from $569 million reported in the fourth quarter of 2008. Earnings per diluted share of $0.94 advanced 3 percent from $0.91 per diluted share reported in the prior-year period. Baxter’s fourth quarter 2009 financial results included an after-tax special charge of $56 million (or $0.09 per diluted share) for costs and asset impairments associated with the company’s optimization of its manufacturing and business operations. The company recorded an after-tax special charge in the fourth quarter of 2008 of $5 million.
     On an adjusted basis, excluding special items in both years, Baxter’s net income of $628 million increased 9 percent in the fourth quarter from

BAXTER REPORTS 4th QUARTER RESULTS — Page 2
$574 million reported in the fourth quarter of 2008. Adjusted earnings per diluted share of $1.03 increased 13 percent from $0.91 per diluted share reported in the prior-year period. These results are in line with the guidance the company previously provided of $1.02 to $1.04 per diluted share, and reflect strong growth in sales, continued margin expansion, solid operational performance across the business, and benefits derived from the company’s ongoing share repurchase program.
     Baxter’s global sales of $3.5 billion advanced 11 percent from the $3.1 billion reported in the same period last year. Excluding the impact of foreign currency, Baxter’s worldwide sales increased 6 percent. Sales within the United States increased 5 percent to $1.4 billion in the fourth quarter, while international sales grew 15 percent to $2.1 billion. Excluding the impact of foreign currency, Baxter’s international sales grew 7 percent.
     BioScience revenues increased 12 percent to $1.5 billion in the fourth quarter as a result of double-digit growth across multiple product categories. Excluding foreign currency, BioScience sales advanced 7 percent. Key drivers of sales performance include continued growth of recombinant therapies, such as ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method] for the treatment of hemophilia, antibody therapies and several specialty plasma therapeutics, as well as biosurgery products.
     Medication Delivery sales of $1.3 billion increased 12 percent (and excluding foreign currency increased 7 percent), reflecting solid growth across

BAXTER REPORTS 4th QUARTER RESULTS — Page 3
its global portfolio that includes intravenous and nutritional therapies, infusion systems, injectable drugs and anesthesia products. Renal sales also grew 12 percent (or 6 percent excluding foreign currency) to $625 million due to the expanded use of peritoneal dialysis in many developed and emerging markets around the world, and the contribution of sales associated with the acquisition of the hemofiltration business, also known as Continuous Renal Replacement Therapy (CRRT), from Edwards Lifesciences Corporation.
     “In 2009, Baxter achieved record financial results and enhanced shareholder returns,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Each of our businesses and regions contributed to our strong financial performance in the fourth quarter and for the full year, which reinforces the value of the diversified business model, the medically-necessary nature of the portfolio, and our strong global presence.”
Full-Year 2009 Results
     For the full year, Baxter’s net income totaled $2.2 billion, an increase of 9 percent over the $2.0 billion reported in 2008. Earnings per diluted share of $3.59 advanced 14 percent over the $3.16 per diluted share reported in the prior year. On an adjusted basis, excluding special items from both years, Baxter’s net income of $2.3 billion increased 8 percent over the $2.2 billion last year. Adjusted earnings per diluted share for full-year 2009 increased 12 percent to $3.80 per diluted share, from $3.38 per diluted share reported in 2008.

BAXTER REPORTS 4th QUARTER RESULTS — Page 4
     Baxter’s global sales totaled $12.6 billion for the full year, growing 2 percent from $12.3 billion reported in the prior year. Excluding the impact of foreign currency, sales growth for full-year 2009 was 7 percent. Sales within the United States totaled $5.3 billion, an increase of 5 percent over the same period last year, while international sales declined 1 percent to $7.2 billion. Excluding the impact of foreign currency, Baxter’s international sales grew 7 percent in 2009.
     Baxter generated strong cash flows in 2009, with cash flow from operations improving by approximately $400 million to a record level of $2.9 billion. This exceeded the company’s expectation of generating cash flow from operations of approximately $2.6 billion for the year. In addition, during 2009, Baxter repurchased approximately 23 million shares of common stock for $1.2 billion, and paid dividends totaling $632 million, an increase of 16 percent compared to dividends paid in 2008.
     The company increased its investments in R&D by 6 percent (or 11 percent excluding special items and foreign currency) in 2009, to $917 million. During the year, Baxter advanced 14 Phase III clinical trials and numerous early-stage programs that have the potential to profoundly impact the treatment and delivery of care for chronic diseases like Alzheimer’s disease, hemophilia, end-stage renal disease, immune deficiencies, as well as public health threats like pandemic and seasonal influenza.
     “Through continuing innovation, investment and collaboration, we’re advancing new therapies, improving the safety and cost-effectiveness of treatments, and expanding access to care,” Parkinson said. “The products in

BAXTER REPORTS 4th QUARTER RESULTS — Page 5
our pipeline are designed to extend Baxter’s great legacy of innovation in healthcare, and most importantly, provide life-saving and life-sustaining therapies to patients around the world that need them.”
First Quarter and Full-Year 2010 Outlook
     Baxter also announced today its guidance for the full year and first quarter of 2010. For full-year 2010, Baxter expects sales, excluding the impact of foreign exchange, to grow 5 to 7 percent. Including the benefit of foreign exchange, Baxter expects reported sales growth to increase 7 to 9 percent compared to 2009, based on current exchange rates. The company also expects earnings per diluted share of $4.20 to $4.28, before any special items, and expects to generate cash flow from operations of approximately $2.9 billion.
     For the first quarter of 2010, Baxter expects sales growth, excluding the impact of foreign exchange, of approximately 5 to 7 percent. Including the benefit of foreign exchange, the company expects reported sales growth of approximately 10 to 12 percent compared to the first quarter of 2009, based on current exchange rates. The company also expects earnings per diluted share of $0.92 to $0.94, before any special items.
     “Our 2010 guidance reflects balance across the businesses, continued global expansion, and our ability to deliver sustainable growth,” said Robert M. Davis, corporate vice president and chief financial officer. “It is aligned with our long-range strategic and financial objectives, as we remain focused on delivering growth while making appropriate investments for the future.”

BAXTER REPORTS 4th QUARTER RESULTS — Page 6
     A webcast of Baxter’s fourth quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on January 28, 2010. Please visit Baxter’s website for more information regarding this and future investor events and webcasts.
     Baxter International Inc., through its subsidiaries, develops, manufactures and markets products that save and sustain the lives of people with hemophilia, immune disorders, infectious diseases, kidney disease, trauma, and other chronic and acute medical conditions. As a global, diversified healthcare company, Baxter applies a unique combination of expertise in medical devices, pharmaceuticals and biotechnology to create products that advance patient care worldwide.
     This release includes forward-looking statements concerning the company’s financial results and outlook for 2010. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals, launch delays, litigation, or declining sales; additional legislation or regulation which may affect pricing, reimbursement and rebate policies of government agencies and private payers or other elements of the company’s business; production yields, regulatory clearances and customers’ final purchase commitments with respect to the company’s pandemic vaccine; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; any impact of the commercial and credit environment on Baxter and its customers; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and

BAXTER REPORTS 4th QUARTER RESULTS — Page 7
other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
# # #

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended December 31, 2009 and 2008
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	December 31,
	2009		2008		Change

NET SALES	$3,470		$3,131		11%

COST OF SALES	1,703	A	1,529		11%

GROSS MARGIN	1,767		1,602		10%

% of Net Sales	50.9%		51.2%		(0.3 pts	)

MARKETING AND ADMINISTRATIVE EXPENSES	788	A	674		17%
% of Net Sales	22.7%		21.5%		1.2 pts

RESEARCH AND DEVELOPMENT EXPENSES	246		226	B	9%
% of Net Sales	7.1%		7.2%		(0.1 pt	)

NET INTEREST EXPENSE	25		14		79%

OTHER (INCOME) EXPENSE, NET	(7)		1		N/M

PRE-TAX INCOME	715		687		4%

INCOME TAX EXPENSE	139		118	C	18%

% of Pre-Tax Income	19.4%		17.2%		2.2 pts

NET INCOME	576		569		1%

LESS: NONCONTROLLING INTERESTS	4		—		N/A

NET INCOME ATTRIBUTABLE TO BAXTER	$572		$569		1%

BASIC EPS	$0.95		$0.92		3%

DILUTED EPS	$0.94		$0.91		3%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	604		619
Diluted	611		628

ADJUSTED PRE-TAX INCOME (excluding specified items)	$794	D	$694	D	14%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$628	D	$574	D	9%

ADJUSTED DILUTED EPS (excluding specified items)	$1.03	D	$0.91	D	13%

A	A charge was taken in 2009 of $79 million ($56 million on an after-tax basis, or $0.09 per diluted share), which primarily related to cost optimization efforts. The charge impacted cost of sales and marketing and administrative expenses by $30 million and $49 million, respectively.

B	Research and development (R&D) expenses in 2008 included an in-process R&D (IPR&D) charge of $7 million ($5 million on an after-tax basis, or less than $0.01 per diluted share).

C	Income tax expense in 2008 included a benefit of $8 million, or $0.01 per diluted share, related to the extension of R&D tax credits in the United States.

D	Refer to page 9 for a description of the adjustments and a reconciliation of GAAP (generally accepted accounting principles) measures.
Note: The consolidated statements of income reflect the January 1, 2009 adoption of a new accounting standard that requires a company to present a consolidated net income measure that includes the amount attributable to noncontrolling interests (historically referred to as minority interests) for all periods presented. Prior to January 1, 2009, the noncontrolling interests’ share of net income was included in other expense, net.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Three Months Ended December 31, 2009 and 2008
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2009 description of adjustment and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the three months ended December 31, 2009 included a cost optimization charge, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$715	$139	$572	$0.94
Cost optimization charge [1]	79	23	56	0.09

Excluding specified item	$794	$162	$628	$1.03

Effective tax rate		20.4%

[1]	Of the charge, $30 million was included in the cost of sales line and $49 million was included in the marketing and administrative expenses line within the accompanying statement of income. Excluding this item, adjusted gross margin and the adjusted gross margin percentage were $1.80 billion and 51.8%, respectively, and adjusted marketing and administrative expenses were $739 million, or 21.3% of net sales.
2008 description of adjustment and reconciliation of GAAP to Non-GAAP
 The company’s GAAP results for the three months ended December 31, 2008 included an IPR&D charge, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$687	$118	$569	$0.91
IPR&D charge [1]	7	2	5	—

Excluding specified item	$694	$120	$574	$0.91

Effective tax rate		17.3%

[1]	Included in the R&D expenses line within the accompanying consolidated statement of income. Excluding this item, adjusted R&D expenses were $219 million, or 7.0% of net sales.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Twelve Months Ended December, 2009 and 2008
(unaudited)
(in millions, except per share and percentage data)

	Twelve Months Ended
	December 31,
	2009		2008		Change

NET SALES	$12,562		$12,348		2%

COST OF SALES	6,037	A, B	6,218	A	(3%	)

GROSS MARGIN	6,525		6,130		6%

% of Net Sales	51.9%		49.6%		2.3 pts

MARKETING AND ADMINISTRATIVE EXPENSES	2,731	B	2,698		1%
% of Net Sales	21.7%		21.8%		(0.1 pt	)

RESEARCH AND DEVELOPMENT EXPENSES	917		868	C	6%
% of Net Sales	7.3%		7.0%		0.3 pts

NET INTEREST EXPENSE	98		76		29%

OTHER EXPENSE, NET	45	D	26	D	73%

PRE-TAX INCOME	2,734		2,462		11%

INCOME TAX EXPENSE	519		437	E	19%

% of Pre-Tax Income	19.0%		17.7%		1.3 pts

NET INCOME	2,215		2,025		9%

LESS: NONCONTROLLING INTERESTS	10		11		(9%	)

NET INCOME ATTRIBUTABLE TO BAXTER	$2,205		$2,014		9%

BASIC EPS	$3.63		$3.22		13%

DILUTED EPS	$3.59		$3.16		14%

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	607		625
Diluted	614		637

ADJUSTED PRE-TAX INCOME (excluding specified items)	$2,894	F	$2,637	F	10%

ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER (excluding specified items)	$2,330	F	$2,155	F	8%

ADJUSTED DILUTED EPS (excluding specified items)	$3.80	F	$3.38	F	12%

A	Cost of sales in 2009 included a charge of $27 million ($22 million on an after-tax basis, or $0.04 per diluted share) primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump. Cost of sales in 2008 included charges totaling $125 million ($110 million on an after-tax basis, or $0.17 per diluted share) related to COLLEAGUE infusion pumps.

B	A charge was taken in 2009 of $79 million ($56 million on an after-tax basis, or $0.09 per diluted share), which primarily related to cost optimization efforts. The charge impacted cost of sales and marketing and administrative expenses by $30 million and $49 million, respectively.

C	R&D expenses in 2008 included IPR&D charges of $19 million ($12 million on an after-tax basis, or $0.02 per diluted share).

D	Other expense, net in 2009 included an impairment charge of $54 million ($47 million on an after-tax basis, or $0.08 per diluted share) associated with the discontinuation of the company’s SOLOMIX drug delivery system in development. Other expense, net in 2008 included an impairment charge of $31 million ($19 million on an after-tax basis, or $0.03 per diluted share) associated with the discontinuation of the CLEARSHOT pre-filled syringe program.

E	Income tax expense in 2008 included a net benefit of $23 million, or $0.04 per diluted share, related primarily to the reversal of a valuation allowance and the extension of R&D tax credits in the United States, partially offset by tax expense associated with foreign earnings that the company planned to repatriate to the United States.

F	Refer to page 11 for a description of the adjustments and a reconciliation of GAAP measures.
Note: The consolidated statements of income reflect the January 1, 2009 adoption of a new accounting standard that requires a company to present a consolidated net income measure that includes the amount attributable to noncontrolling interests (historically referred to as minority interests) for all periods presented. Prior to January 1, 2009, the noncontrolling interests’ share of net income was included in other expense, net.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Notes to Consolidated Statements of Income
Twelve Months Ended December 31, 2009 and 2008
Description of Adjustments and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
2009 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the twelve months ended December 31, 2009 included a cost optimization charge, an impairment charge associated with the discontinuation of the company’s SOLOMIX drug delivery system in development and a charge primarily related to planned retirement costs associated with the SYNDEO PCA Syringe Pump, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$2,734	$519	$2,205	$3.59
Cost optimization charge [1,2]	79	23	56	0.09
Impairment charge	54	7	47	0.08
Infusion pump charge [1]	27	5	22	0.04

Excluding specified items	$2,894	$554	$2,330	$3.80

Effective tax rate		19.1%

[1]	The infusion pump charge and $30 million of the cost optimization charge were included in the cost of sales line within the accompanying statement of income. Excluding these items, adjusted gross margin and the adjusted gross margin percentage were $6.58 billion and 52.4%, respectively.

[2]	Of the charge, $49 million was included in the marketing and administrative expenses line within the accompanying consolidated statements of income. Excluding this item, adjusted marketing and administrative expenses were $2.68 billion, or 21.4% of net sales.
2008 description of adjustments and reconciliation of GAAP to Non-GAAP
The company’s GAAP results for the twelve months ended December 31, 2008 included charges related to COLLEAGUE infusion pumps, an impairment charge associated with the discontinuation of the CLEARSHOT pre-filled syringe program, and IPR&D charges, which impacted the GAAP results as follows:

		Income	Net Income
	Pre-tax	Tax	Attributable	Diluted
	Income	Expense	to Baxter	EPS
GAAP	$2,462	$437	$2,014	$3.16
Infusion pump charges [1]	125	15	110	0.17
Impairment charge	31	12	19	0.03
IPR&D charges [2]	19	7	12	0.02

Excluding specified items	$2,637	$471	$2,155	$3.38

Effective tax rate		17.9%

[1]	Included in the cost of sales line within the accompanying consolidated statements of income. Excluding this item, adjusted gross margin was $6.26 billion and the adjusted gross margin percentage was 50.7%.

[2]	Included in the R&D expenses line within the accompanying consolidated statements of income. Excluding this item, adjusted R&D expenses were $849 million, or 6.9% of net sales.
For more information on the company’s use of non-GAAP financial measures in this press release, please see the company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net income	$576	$569	$2,215	$2,025
Adjustments
Depreciation and amortization	172	150	638	631
Deferred income taxes	79	116	267	280
Stock compensation	34	35	140	146
Realized excess tax benefits from stock issued under employee benefit plans [1]	(8)	(84)	(96)	(112)
Charges [2]	79	7	160	175
Other	(34)	24	1	40
Changes in balance sheet items
Accounts and other current receivables	(59)	(12)	(167)	(98)
Inventories	56	44	(60)	(163)
Accounts payable and accrued liabilities	78	(3)	(85)	(239)
Restructuring payments	(10)	(15)	(45)	(50)
Other [3]	23	(211)	(59)	(120)

Cash flows from operations	$986	$620	$2,909	$2,515

Changes in Net Debt Increase (decrease)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

Net debt, beginning of period	$1,598	$1,229	$1,625	$550

Cash flows from operations	(986)	(620)	(2,909)	(2,515)
Capital expenditures	380	339	1,014	954
Dividends	157	135	632	546
Proceeds and realized excess tax benefits from stock issued under employee benefit plans	(92)	(133)	(381)	(680)
Purchases of treasury stock	250	464	1,216	1,986
Acquisitions of and investments in businesses and technologies	—	26	156	99
Payments related to settlements of cross-currency swaps	—	—	—	542
Other, including the effect of exchange rate changes	58	185	12	143

(Decrease) increase in net debt	(233)	396	(260)	1,075

Net debt, December 31	$1,365	$1,625	$1,365	$1,625

Key statistics, December 31:
Days sales outstanding	51.2	50.6	51.2	50.6
Inventory turns	2.5	2.5	2.5	2.5

Selected balance sheet information:	December 31, 2009	December 31, 2008
Cash and equivalents	$2,786	$2,131
Accounts and other current receivables	$2,302	$1,980
Inventories	$2,557	$2,361
Accounts payable and accrued liabilities	$3,753	$3,241

[1]	In accordance with GAAP, realized excess tax benefits from stock issued under employee benefit plans are presented in the statement of cash flows as an outflow within the operating section and an inflow within the financing section.

[2]	Charges above consist of the following items:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost optimization charge	$79	$—	$ 79	$ —
Impairment charges	—	—	54	31
Infusion pump charges	—	—	27	125
IPR&D charges	—	7	—	19

Charges	$79	$ 7	$160	$175

[3]	Other cash flows from operations in the first quarter of 2009 included a planned contribution of $100 million to the company’s pension plan in the United States. Other cash flows from operations in the fourth quarter of 2008 included contributions to the company’s pension plans of approximately $240 million.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending December 31, 2009 and 2008
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2009	2008	Actual Rates		Constant Rates		2009	2008	Actual Rates		Constant Rates

BioScience
United States	$694	$647	7%		7%		$2,662	$2,401	11%		11%
International	824	712	16%		7%		2,911	2,907	0%		9%
Total	$1,518	$1,359	12%		7%		$5,573	$5,308	5%		10%

Medication Delivery
United States	$615	$590	4%		4%		$2,225	$2,145	4%		4%
International	697	584	19%		10%		2,424	2,415	0%		10%
Total	$1,312	$1,174	12%		7%		$4,649	$4,560	2%		7%

Renal
United States	$100	$98	2%		2%		$385	$388	(1%	)	(1%	)
International	525	459	14%		7%		1,881	1,918	(2%	)	5%
Total	$625	$557	12%		6%		$2,266	$2,306	(2%	)	4%

Baxter excluding Transfusion Therapies
United States	$1,409	$1,335	6%		6%		$5,272	$4,934	7%		7%
International	2,046	1,755	17%		8%		7,216	7,240	0%		8%
Total	$3,455	$3,090	12%		7%		$12,488	$12,174	3%		7%

Transfusion Therapies [1]
United States	$10	$17	(41%	)	(41%	)	$45	$110	(59%	)	(59%	)
International	5	24	(79%	)	(79%	)	29	64	(55%	)	(47%	)
Total	$15	$41	(63%	)	(63%	)	$74	$174	(57%	)	(55%	)

Baxter International Inc.
United States	$1,419	$1,352	5%		5%		$5,317	$5,044	5%		5%
International	2,051	1,779	15%		7%		7,245	7,304	(1%	)	7%
Total	$3,470	$3,131	11%		6%		$12,562	$12,348	2%		7%

[1]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the Transfusion Therapies (TT) business after the February 2007 divestiture.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending December 31, 2009 and 2008
(unaudited)
($ in millions)

	Q4	Q4	% Growth @		% Growth @		YTD	YTD	% Growth @		% Growth @
	2009	2008	Actual Rates		Constant Rates		2009	2008	Actual Rates		Constant Rates

BioScience
Recombinants	$564	$506	11%		6%		$2,058	$1,966	5%		9%
Plasma Proteins	380	330	15%		10%		1,338	1,219	10%		17%
Antibody Therapy	351	309	14%		10%		1,368	1,217	12%		14%
Regenerative Medicine	125	101	24%		18%		442	408	8%		13%
Other [1]	98	113	(13%	)	(18%	)	367	498	(26%	)	(20%	)

Total BioScience	$1,518	$1,359	12%		7%		$5,573	$5,308	5%		10%

Medication Delivery
IV Therapies	$438	$393	11%		6%		$1,562	$1,575	(1%	)	6%
Global Injectables	479	420	14%		9%		1,701	1,584	7%		12%
Infusion Systems	246	222	11%		7%		858	906	(5%	)	(2%	)
Anesthesia	140	131	7%		4%		492	464	6%		10%
Other	9	8	13%		25%		36	31	16%		6%

Total Medication Delivery	$1,312	$1,174	12%		7%		$4,649	$4,560	2%		7%

Renal
PD Therapy	$509	$458	11%		5%		$1,856	$1,862	0%		5%
HD Therapy	116	99	17%		11%		410	444	(8%	)	0%

Total Renal	$625	$557	12%		6%		$2,266	$2,306	(2%	)	4%

Baxter excluding Transfusion Therapies	$3,455	$3,090	12%		7%		$12,488	$12,174	3%		7%

Transfusion Therapies [2]	$15	$41	(63%	)	(63%	)	$74	$174	(57%	)	(55%	)

Total Baxter	$3,470	$3,131	11%		6%		$12,562	$12,348	2%		7%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.

     BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Three-Month Periods Ending December 31, 2009 and 2008
(unaudited)
($ in millions)

	Q4 2009			Q4 2008			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$242	$322	$564	$219	$287	$506	11%		12%		11%
Plasma Proteins	136	244	380	132	198	330	3%		23%		15%
Antibody Therapy	237	114	351	228	81	309	4%		41%		14%
Regenerative Medicine	66	59	125	56	45	101	18%		31%		24%
Other [1]	13	85	98	12	101	113	8%		(16%	)	(13%	)

Total BioScience	$694	$824	$1,518	$647	$712	$1,359	7%		16%		12%

Medication Delivery
IV Therapies	$129	$309	$438	$123	$270	$393	5%		14%		11%
Global Injectables	252	227	479	242	178	420	4%		28%		14%
Infusion Systems	144	102	246	134	88	222	7%		16%		11%
Anesthesia	90	50	140	88	43	131	2%		16%		7%
Other	0	9	9	3	5	8	(100%	)	80%		13%

Total Medication Delivery	$615	$697	$1,312	$590	$584	$1,174	4%		19%		12%

Renal
PD Therapy	$79	$430	$509	$76	$382	$458	4%		13%		11%
HD Therapy	21	95	116	22	77	99	(5%	)	23%		17%

Total Renal	$100	$525	$625	$98	$459	$557	2%		14%		12%

Baxter excluding Transfusion Therapies	$1,409	$2,046	$3,455	$1,335	$1,755	$3,090	6%		17%		12%

Transfusion Therapies [2]	$10	$5	$15	$17	$24	$41	(41%	)	(79%	)	(63%	)

Total Baxter	$1,419	$2,051	$3,470	$1,352	$1,779	$3,131	5%		15%		11%

[1]	Principally includes vaccines and sales of plasma to third parties.

[2]	Represents revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business after the February 2007 divestiture.